FIFTH AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


         This Fifth Amendment, dated as of April 1, 1997, is to Employment Agreement made and entered into as of June 1, 1992 (as heretofore amended, the "Employment Agreement") by and between GRAFF PAY-PER-VIEW INC. (now Spice Entertainment Companies, Inc.), a Delaware corporation (the "Company"), and J. ROGER FAHERTY (the "Executive").

                                  Introduction

         The parties entered into the Employment Agreement on June 1, 1992, and thereafter entered into amendments one through four at February 22, 1993, June 15, 1993, March 23, 1994 and March 20, 1996, respectively, and now desire to further amend certain provisions of the Employment Agreement, setting forth herein the revised terms and conditions of the Executive's continued employment by the Company and its subsidiaries from and after the date of this Amendment. The Employment Agreement presently provides for automatic grant to Executive of Options in each year of his employment beginning in 1998. The Executive and the Company desire to eliminate such provision and, in lieu thereof, issue hereby an option to purchase a fixed number of shares contingent upon meeting agreed upon performance goals as established by the Compensation Committee of the Board of Directors. The Company and Executive also desire to conform certain provisions of the Employment Agreement to the standard employment agreement being developed by the Company for execution between the Company and other senior executive officers.

         Accordingly, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived here from, and intending to be legally bound hereby, the Company and the Executive agree as follows:

         1. All defined terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Employment Agreement.


         2. The last two sentences of subparagraph 8(a) of the Employment Agreement as heretofore amended are hereby deleted in their entirety. In consideration for the surrender of Employee's rights therein the Company has granted Executive a non-plan Option in the form of Exhibit A hereto. The provisions of subparagraph 8(b) and 8(c) of the Employment Agreement shall apply to such Options. Nothing herein shall be construed to limit Executive's participation in any further grant of Options pursuant to any Stock Option Plan of the Company and the grant of the Options hereby shall not be taken into consideration with respect to any such grant.

         3. The Company shall employ the Executive, on the terms set forth in this Agreement as its Chairman and Chief Executive Officer and throughout the term of the Agreement the Board of Directors shall appoint Executive to such position.

         4. The parties desire to conform the last sentence of Paragraph 2 to reflect the term of the Agreement is a six-year term. Therefore, such last sentence shall read as follows:

                  "Therefore, upon each January 1 of a Year, this Agreement shall be effective for a six-year term unless prior thereto such notice of non-renewal has been given."

         5. The first paragraph of subparagraph 3(a) shall be deleted and the following substituted therefore:

                  3(a) Death or Disability. If the Executive dies during the Term, the Term shall terminate as of the date of the Executive's death. If Executive becomes Totally Disabled (as that term is defined below) for one hundred eighty (180) days in the aggregate during any consecutive twelve-month period during the Term, the Company shall have the right to terminate the Term by giving the Executive thirty (30) days' prior written notice thereof, and upon the expiration of such thirty-day period, the Executive's employment under this Agreement shall terminate. If the Executive resumes his duties within thirty (30) days after receipt of a notice of termination and continues to perform such duties for four (4) consecutive weeks thereafter, the Term shall continue and the notice of termination shall be considered null and void and of no effect. Upon termination of the Term under this Section 7.1, the Company shall have no further obligations or liabilities under this Agreement, except to pay the Executive's estate or the Executive, as the case may be: (i) the portion, if any, that remains unpaid of the Base Salary for periods worked by the Executive plus one year's Base Salary; and (ii) the amount of any expenses reimbursable in accordance with Section 4 above; and (iii) any amounts due under any Company benefit, welfare or pension plan. Any stock options or other compensation plan benefits not vested at the time of the termination of the Agreement under this Section
                  7.1 shall immediately become fully vested and options shall remain exercisable for one year following such termination, subject to earlier termination if the option's maximum term occurs sooner.

         6. Paragraph 12 shall be deleted in its entirety and the following substituted therefore:

                  Change in Control.
                  a. Definitions. For purposes of this Paragraph (12), a "Change on Control" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A, as in effect on the date of this Agreement, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, that whether or not required to be reported under such Item 5(f), without limitation, such a Change in Control shall be deemed to have occurred if (I) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Acts) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (II) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by Executive; provided, however, that notwithstanding the foregoing, no Change of Control shall be deemed to have occurred pursuant to either clause (I) or (II) above in the event of (and notwithstanding any resultant change in the membership of the Board) an acquisition is made by any group comprised of senior officers of the Company, including Executive, of 25% or more of the combined voting power of the Company's then outstanding securities.

                  b. Termination Payment. Notwithstanding any provision of this Agreement, if, within eighteen (18) months following a Change in Control of the Company, (a) Executive's employment by the Company shall be terminated by the Company other than as a result of the Executive becoming Totally Disabled or (b) Executive terminates the Term for any reason, then Executive shall be entitled to the benefits provided below:

                     i. The Company shall pay Executive full Base Salary through the date of termination (the "Termination Date") at the rate in effect at that time, will pay Executive for any vacation earned but not taken and the amount, if any, of any bonus for a past Company fiscal year which has not yet been awarded or paid;

                     ii. In lieu of any further salary requirements to Executive for periods subsequent to the Termination Date, the Company, subject to the limitation described below, shall pay to executive on the 60th day following the Termination Date a lump sum amount equal to four times the Base Salary (the "Termination Payment");

                     iii. All stock options held by Executive shall be fully vested and remain outstanding for their full original term unless sooner exercised; and

                     iv. The repayment of all indebtedness owed by the Employee to the Company shall be changed by eliminating all payments for a five-year period with the repayment to commence in ten equal installments of principal and interest with the first payment due at the end of the sixth calendar year after Change in Control.

         c.       Certain Additional Payments by the Company.

                     i. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined  that any  payment or  distribution  to
                           or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section (a "Payment") would be subject to the excise tax imposed by
                           Section 4999 of the Code or any interest or
                           penalties are incurred by the  Executive with
                           respect to such excise tax (such excise tax,
                           together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a Gross-Up Payment) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes),
                           including,   without limitation,  any income  taxes
                           (and any interest and penalties imposed with respect hereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

                                    Subject to the provisions of Paragraph
         12(c), all determinations required to be made under this Paragraph 12(c), including whether and when Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by an independent public accounting firm selected by Executive and reasonably acceptable to the Company (the "Accounting Firm"); provided, however, that the Accounting Firm shall not determine that no Excise Tax is payable by the Executive unless it delivers to the Executive a written opinion (the Accounting Opinion) that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. In the event that the Accounting Firm has served, at any time during the two years immediately preceding a Change in Control Date, as accountant or auditor for the individual, entity or group that is involve in effecting or has any material interest in the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations and perform the other functions specified in this Paragraph 12(c). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company, the Accounting Firm shall make all determinations required under this Paragraph 12(c), shall provide to the Company and the Executive a written report setting forth such determinations, together with detailed supporting calculations, and, if the Accounting Firm determines that no Excise
         Tax is payable, shall deliver the Accounting Opinion to the Executive. Any Gross-Up Payment, as determined pursuant to this Paragraph 12(c), shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Subject to the remainder of this Paragraph 12(c), any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (Underpayment), consistent with the calculations required to be made hereunder. In the event that it is ultimately determined in accordance with the procedures set forth in Paragraph 12(c) that the Executive is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                                    The  Executive  shall  notify  the  Company
         in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 30 days after the Executive actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that the failure of the Executive to notify the Company of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to the Executive under this Paragraph 12(c) except to the extent that the Company is materially prejudiced in the defense of such claim as a direct result of such failure. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i) give the Company any information reasonably requested by the Company relating to such claim;

                           (ii) take such action in connection with contesting
                  such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

                           (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

                           (iv) if the Company elects not to assume and control the defense of such claim, permit the Company to participate in any proceedings relating to such claim;

         provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Paragraph 12(c), the Company shall have the right, as its sole option, to assume the defense of an control all proceedings in connection with such contest, in which case it may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim, and may either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                                    If,  after the receipt by the  Executive
         of an amount advanced by the Company pursuant to Paragraph 12(c) the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Paragraph 12(c) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Paragraph 12(c) a determination is made that the Executive shall not be entitled to any refund with respect to such claim, and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         7. Paragraph 13(a) is hereby deleted and the following substituted therefore:

                           (a) Executive recognizes that in each of the highly competitive businesses in which the Company is engaged, personal contact is of primary importance in securing new customers and in retaining the accounts and goodwill of present customers and protecting the business of the Company. The Executive, therefore, agrees that during the Employment Period and, if the Date of Termination occurs by reason of the Executive terminating his employment for reasons other than Total Disability or Good Reason or change in control, for a period of one year after the Date of Termination, he will not, with respect to the adult television, cable and pay-per-view entertainment industry, or any other electronically disseminated adult entertainment media, in the United States, Canada and Europe (the "Relevant Geographic Area"),
                           (i) accept employment or render service to any Person that is engaged in a business directly competitive with the business then engaged in by the Company or any of its affiliated companies or (ii) enter into or take part in or lend his name, counsel, or assistance to any business, either as proprietor, principal, investor, partner, director, officer, executive, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever, for any purpose that would be competitive with the business of the Company or any of its affiliated companies (all of the foregoing activities are collectively referred to as the "Prohibited Activity").

         8. Miscellaneous.

                         (a)     The  Employment  Agreement,  as amended  by
this Amendment and the previous amendments, constitutes the entire understanding and agreement between the Company and the Executive regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and a duly authorized officer of the Company.

                         (b)     This Amendment may be executed in several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                         (c)     The Company shall pay Executive's reasonable
legal fees in connection with this amendment.

                         IN WITNESS WHEREOF, this Agreement has been executed
by the Executive and on behalf of the Company by its duly authorized officer on the date first written above.


                                       GRAFF PAY-PER-VIEW INC.
                                       (Now Spice Entertainment Companies, Inc.)



                                        By:  /s/ Daniel J. Barsky
                                             ________________________________
                                             Name:  Daniel J. Barsky
                                             Title: Senior Vice President
                                                    and General Counsel



                                        By:  /s/ J. Roger Faherty
                                             ________________________________
                                             J. Roger Faherty